Exhibit 99.2

CERTIFICATION

The undersigned hereby certify that the forgoing report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of MediaBin, Inc.

/s/ DAVID P. MORAN
David P. Moran Chief Executive Officer

Date: August 14, 2002
/s/ HAINES H. HARGRETT
Haines H. Hargrett Chief Financial Officer

Date: August 14, 2002